As filed with the Securities and Exchange Commission on November 23, 2011

Registration No. 333-155758

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Post-Effective Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-043-9758
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

John C. Wobensmith
Chief Financial Officer
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
_________________________

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (the “Post−Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-155758), initially filed by Genco Shipping & Trading Limited (the “Registrant”) with the U.S. Securities and Exchange Commission on November 26, 2008 (the “Registration Statement”).  The Registrant hereby amends the Registration Statement to deregister any remaining securities that were registered under the Registration Statement but remain unsold and not subject to outstanding convertible securities thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 23, 2011.

GENCO SHIPPING & TRADING LIMITED

By: /s/ John C. Wobensmith
   John C. Wobensmith, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter C. Georgiopoulos* Peter C. Georgiopoulos	Chairman of the Board and Director	November 23, 2011
/s/ Robert Gerald Buchanan* Robert Gerald Buchanan	President (Principal Executive Officer)	November 23, 2011
/s/ John C. Wobensmith John C. Wobensmith	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 23, 2011
/s/ Stephen A. Kaplan* Stephen A. Kaplan	Director	November 23, 2011
/s/ Nathaniel C.A. Kramer* Nathaniel C.A. Kramer	Director	November 23, 2011
/s/ Harry A. Perrin* Harry A. Perrin	Director	November 23, 2011
/s/ Mark F. Polzin* Mark F. Polzin	Director	November 23, 2011
/s/ Robert C. North* Rear Admiral Robert C. North USCG (ret.)	Director	November 23, 2011
/s/ Basil G. Mavroleon* Basil G. Mavroleon	Director	November 23, 2011

* Pursuant to powers of attorney executed by each of the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By: /s/ John C. Wobensmith
   John C. Wobensmith, attorney-in-fact